                                                      Exhibit 4.1

                    BIO-RAD LABORATORIES, INC.
                      1994 STOCK OPTION PLAN

1.   Name

     This Plan shall be known as the "Bio-Rad Laboratories 1994
Stock Option Plan", and is sometimes herein called the "Plan."

2.   Purpose

     The purpose of the Plan is to provide a means for Bio-Rad Laboratories, Inc., a Delaware corporation (the "company") through the grant of incentive stock options and non-qualified stock options to Key Employees (as defined below), to attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary (as defined below).

3.   Definitions

     a. The term, "Subsidiary", means any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code.

     b. The term, "Key Employees", means those employees (including officers and directors who are also employees) of the Company or of any Subsidiary whose services, in the judgment of the Board, are considered especially important to the future of the Company.

     c. The term, "Board", means the Board of Directors of the Company.

     d.   The term, "Committee", means the Stock Option Award
Committee of the Board appointed as provided in paragraph 5.

     e. The term, "Incentive Stock Options", means options to purchase shares of Class A or Class B Common Stock of the Company, par value $1 per share (such shares of Class A or Class B Common Stock hereinafter sometimes collectively called "Stock") which at the time such options are granted under the Plan qualify as incentive stock options within the meaning of Section 422 of the Code.

     f. The term,"Nonqualified Stock Options," means options to purchase Stock which at the time such options are granted under the Plan do not qualify as Incentive Stock Options.

                                9.


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     g.   The term, "Options", means, collectively, Incentive
Stock Options and Nonqualified Stock Options.

4.   Shares Subject to the Plan

     Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of up to 450,000 shares of Stock, which shares may be shares of either Class A or Class B Common Stock, and that number of shares of each such Class shall be reserved for options granted under the Plan (subject to adjustment as provided in paragraph 7(g)); provided, that no officer or director of the Company shall be granted options to purchase an aggregate of more than 225,000 shares of Stock. If any option granted under the Plan terminates, expires or, with the consent of the optionee, is canceled, new options may thereafter be granted covering such shares.

5.   Administration of the Plan

     The Plan shall be administered by the Board, which may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or for the continued qualification of any Incentive Stock Options and make such other determinations and take such other action as it deems necessary or advisable. Notwithstanding any provision of this Plan, the Board may take no action and may make no determination which is inconsistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended in the future. All actions and determinations which are required to be taken or made by a "disinterested" administrator under Rule 16b-3(c) of the Exchange Act shall be taken or made by the Committee, which shall consist of two or more directors, appointed by and holding office at the pleasure of the Board, each of whom is a "disinterested person" as defined by Rule 16b-3 under the Exchange Act. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board. Any interpretation, determination or other action made or taken by the Board or the Committee shall be final, binding and conclusive.

6.   Grant of Options

     From and after the date the stockholders approve the Plan, the Committee shall, subject to the provisions of the Plan: (a) determine and designate from time to time those Key Employees to whom options are to be granted, whether the options so to be granted will be Incentive Stock Options or Nonqualified Stock Options, the number of shares of Stock to be subject to options granted to each such Key Employee and whether such shares will be Class A or Class B Common Stock; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options or combinations thereof; and (c) make such other determinations as

                                10.


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it may be authorized to make in the Plan and as it may deem necessary and desirable for the purposes of the Plan; provided, however, that (i) no option shall be granted after March 1, 2004, and (ii) notwithstanding any other provision in this Plan, no portion of an Incentive Stock Option granted after 1986 shall become exercisable for the first time ("vest") if, and to the extent that, such vesting would, taken together with vesting of other Incentive Stock Options granted to the Optionee after 1986 under all incentive stock option plans of the Company and any Subsidiary, occur at a rate in excess of $100,000 worth of stock (measured on the grant date(s)) in any calendar year. If, by their terms, such Incentive Stock Options taken together would vest at a faster rate, and unless otherwise provided by the Board, the vesting limitation described above shall be applied by deferring the exercisability of those Incentive Stock Options or portions thereof which have the highest per share exercise prices. The Incentive Stock Options or portions thereof, the exercisability of which is so deferred, shall become exercisable on the first day of the first subsequent calendar year during which by their terms (without regard to this limitation) they may be exercised, as determined by applying these same principles and all other provisions of this Plan, including those relating to the expiration and termination of Options. In no event, however, will the operation of this section 6(c)(iii) cause an option to vest before its terms or, having vested, cease to be vested.

7.   Terms and Conditions of Options

     Each option granted under the Plan shall be evidenced by an agreement, in substantially the form attached hereto as Annex A or Annex B, which forms are incorporated herein by this reference. Such agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Board or Committee may deem appropriate, subject to Sections 5 and 6 hereof.

     a. Option Price. The option price per share shall be determined by the Committee at the time any option is granted. In the case of an Incentive Stock Option, the option price per share shall be not less than (i) the fair market value or (ii) if granted to an individual who, at the time of grant, owns Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, 110 percent of the market value per share of the class of Stock to which the Incentive Stock Option is granted, as determined by the Committee. In the case of a Nonqualified Stock Option granted to an officer or director of the Company, the option price per share shall not be less than the fair market value of one share of the class of Stock to which the option relates on the date that option is granted, as determined by the Committee. There is no requirement for sequential exercising of Incentive Stock Options.


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

     b. Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares as to which such option shall be exercised shall be paid to the Company at the time of exercise in cash.

     c.   Exercise in the Event of Death.

          (1) If an optionee shall die while an employee of the Company or a Subsidiary, his or her option may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death, by the person or persons to whom the optionee's rights under the option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, but not later than the expiration date of the option or one year after the optionee's death, whichever is earlier.

          (2) If an optionee's employment terminates for any reason other than death or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment. If an optionee's employment terminates by reason of the optionee's retirement, all right to exercise his or her option shall terminate on the date of such termination of employment unless the Committee (in its sole discretion) extends the right to exercise his or her option by no more than two years from the date of termination, or such lesser period specified in the option agreement; provided however, in no event shall an option be exercisable after the expiration date of the option.

     d. Nontransferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by such optionee. Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any option by any director or any "officer" of the Company (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended in the future) may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such option was granted.

     e. Investment Representations. Each option agreement shall contain such investment representations as the Board may consider necessary and appropriate to comply with applicable securities laws and shall provide that the Board may, in the exercise of its absolute discretion, require similar representations to be made by any person exercising an option hereunder at the time of and as a condition to any such option exercise.

     f. Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger or consolidation, split-

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up, combination or exchange of shares, or any similar change affecting the Stock, (i) the number and kind of shares which thereafter may be subject to options and issued under the Plan,
(ii) the number and kind of shares subject to outstanding option agreements and the purchase price per share thereof and (iii) the maximum number of shares of Stock which may be subject to options granted to officers and directors of the Company, shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     g. Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option shall contain such terms and conditions as the Board may determine to be necessary or desirable to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

     h. No Rights as Stockholder. No optionee, as such, shall have any rights as a stockholder of the Company.

     i. No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuation of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an optionee is employed to terminate his or her employment at any time.

     j. Tax Withholding for Nonqualified Stock Options. The Board may provide that the payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of a Nonqualified Stock Option be satisfied in the following manner: with the consent of the Board, (A) through the withholding by the Company of shares of the Company's Stock or other securities of the Company issuable to the optionee upon exercise of the Nonqualified Stock Option only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the optionee to use shares of the Company's Stock or other securities of the Company issuable to the optionee upon exercise of the Nonqualified Stock Option to pay all or part of


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

the withholding taxes (subject to the approval of the Board) made at least six months prior to the payment of such withholding taxes; or (B) through the tender to the Company of shares of the Company's Stock or other securities of the Company previously owned by the optionee. Any shares or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered.

     8. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of options thereunder and the obligation of the Company to sell and deliver shares on exercise of such options shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may, in the opinion of the Board, be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable. Without limiting the generality of the foregoing, the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     9. Amendment and Discontinuation. The Board may from time to time amend, suspend or discontinue or terminate the Plan; provided, however, that, without approval of the Company's stockholders given within twelve months before or after the action by the Board, and subject to subparagraph 7(g), no action of the Board may (a) increase the number of shares reserved for options pursuant to paragraph 4, (b) permit the granting of any option at an option price less than that determined in accordance with subparagraph 7(a), (c) shorten the period provided in or pursuant to subparagraph 7(b) which must elapse between the date of granting an option and the date on which any part of an option may be exercised, (d) materially modify the requirements as to eligibility for participation in the Plan, (e) extend the limit imposed in paragraph 6 on the period during which options may be granted, or (f) amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3. Without the written consent of an optionee, no amendment, suspension, discontinuation or termination of the Plan shall alter or impair any option theretofore granted to him or her under the Plan.



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

                             ANNEX A


                    BIO-RAD LABORATORIES, INC.
                      1994 STOCK OPTION PLAN

                 INCENTIVE STOCK OPTION AGREEMENT


Number of shares subject to option: X,XXX        Option No: XXX


     This Agreement is made this (Date), by and between BIO-RAD
LABORATORIES, INC., a Delaware corporation (the "Company"), and
(Name of the Employee) (the "Optionee").

     1. Grant of Option. Pursuant to the Company's 1994 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the Plan and the terms and conditions herein set forth, the option (the "Option") to purchase from the Company all or any of the shares (the "Shares") of the class or classes of Common Stock of the Company (the "Stock") at the purchase price per Share (the "Purchase Price") indicated below:

        Number                                  Purchase Price
      of Shares                  Class             per Share

         _____                   _____               $_____

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     2. Expiration Date. Unless otherwise earlier terminated as provided herein, the Option shall expire five years after the date hereof.

     3.   Time of Exercise.

     (a) Subject to the limitations provided in paragraph 6(c)(iii) of the Plan, the Option shall become exercisable in four equal annual cumulative installments such that the Option shall become exercisable with respect to twenty-five percent of the Shares (of each class, if Shares of both classes may be purchased hereunder) on and after each of the first, second, third and fourth anniversary dates of this Agreement. Each such installment which becomes exercisable shall remain exercisable until the Option expires as provided in this Agreement.

     (b) In the event of any merger or consolidation of the Company into another corporation, exchange of all or substantially all of the assets of the Company for the securities of another corporation, acquisition by another corporation of 80% or more of the Company's then outstanding voting stock or liquidation or dissolution of the Company, the Committee (as defined in the Plan) shall either make the adjustment contemplated by paragraph 8 hereof or provide, on such terms and conditions as it deems appropriate, that at some time prior to the effective date of such event, the Option shall become exercisable as to all Shares as to which it has not theretofore been exercised, notwithstanding that the Option may not yet have become fully exercisable under subparagraph 3(a) hereof. At least ten days prior to the effective date of such merger, consolidation, exchange, acquisition, liquidation or dissolution, the Company or any successor entity shall give the Optionee notice of such event, which notice shall advise the Optionee of the Committee's determination under this subparagraph 3(b) or paragraph 8 hereof. The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with any adjustment pursuant to paragraph 8 hereof or acceleration of exercisability under this subparagraph 3(b), including, but not by way of limitation, provisions to the effect that any such adjustment or acceleration shall be conditioned on the consummation of the contemplated corporation transaction or that, in the event of such acceleration, the Option shall expire on the date of such event.

     4. Notice of Exercise. The Option may be exercised by notice to the Company, in the form attached hereto as Exhibit A or B, as appropriate, or as otherwise specified by the Company, specifying the number and class or classes of Shares as to which the Option is being exercised and accompanied by payment in full of the Purchase Price in accordance with paragraphs 1 and 5. The Optionee shall also deliver to the Company such investment representations, warranties and agreements as the Company may reasonably request to comply with federal and state securities laws, rules and regulations.

     5. Payment of Purchase Price. On exercise of the Option, the Optionee shall pay to the Company the Purchase Price of the Shares as to which the Option is exercised. The Purchase Price shall be paid in cash.

     6.   Exercise in the Event of Death.

     (a) In the event of the death of the Optionee while an employee of the Company or of a Subsidiary, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no such person has such rights, by the Optionee's executors or administrators, at any time or from time to time within one year after the date of the Optionee's death, but in no event later than the expiration date specified in paragraph 2.

     (b) If an optionee's employment terminates for any reason other than death or retirement, all right to exercise his or her option shall terminate at the date of such termination of

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

employment. If an optionee's employment terminates by reason of the optionee's retirement, all right to exercise his or her option shall terminate on the date of such termination of employment unless the Committee (in its sole discretion) extends the right to exercise his or her option by no more than two years from the date of termination, or such lesser period specified in the option agreement; provided however, in no event shall an option be exercisable after the expiration date of the option.

     7.   Restriction on Transfers.

     (a) The Option shall not be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided, however, that this paragraph 7 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

     (b) The Optionee shall notify the Company if the Optionee transfers any shares acquired on exercise of the Option, by means other than by will or the laws of descent and distribution, within two years of the date hereof or within one year after the issuance of such shares on such exercise. Each certificate representing shares acquired on exercise of the Option shall bear a legend to that effect.

     8. Adjustments. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger or consolidation, split-up, combination or exchange of shares, or any similar change affecting the Stock, then in any such event the number and kind of Shares and the Purchase Price shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted hereunder. Any adjustment so made shall be final and binding upon the Optionee.

     9. No Rights as Stockholder. The Optionee, as such, shall have no rights as a stockholder of the Company.

     10. No Right to Continued Employment. The Option shall not confer upon the Optionee any right with respect to continuation of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time.

     11. Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may, in the opinion of the Board, be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (a) the listing of such Shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. Without limiting the generality of the foregoing, this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     12. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and conditions thereof.

     13. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed duly given when delivered personally or deposited with the United States Postal Service, all charges and first class postage prepaid, properly addressed, if to the Company at 1000 Alfred Nobel Drive, Hercules, California, 94547, Attention: Secretary, or, if to the Optionee at the address specified below his or her signature. Either party may change such party's address by written notice hereunder to the other party.

     14. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

     15. Headings. The headings of paragraphs and subparagraphs are included solely for convenience of reference and are not part of this Agreement.

     16. Severability of Provisions. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     17. Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes any prior written or oral agreements between them, concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

     18. Successors. The Option shall not be transferred except as specifically provided herein. The Company's rights and obligations hereunder may be assigned or transferred by it to and shall be binding upon and inure to the benefit of any successor of the Company, but such assignment or transfer shall not relieve the Company of any of its obligations hereunder. The term "successor" means only any corporation which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of the Company.

     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be complete in itself and shall be deemed an original, and all of which together shall constitute one and the same instrument. Each such counterpart may be introduced in evidence and used for any other purpose without the production of any other counterpart.

     IN WITNESS WHEREOF, Bio-Rad Laboratories, Inc. has caused this Agreement to be duly executed by a duly authorized officer and the Optionee has duly executed this Agreement, both as of the date first above written.

                                   BIO-RAD LABORATORIES, INC.

                                   By:


          Signature of Optionee


            Printed Name of Optionee


     Signature of the Optionee s Spouse

Address:

                             ANNEX B


                    BIO-RAD LABORATORIES, INC.
                      1994 STOCK OPTION PLAN

               NONQUALIFIED STOCK OPTION AGREEMENT


Number of shares subject to option:_________ Option No:_______


     This Agreement is made this_______________________, 19___, by and between BIO-RAD LABORATORIES, INC., a Delaware corporation (the "Company"), and __________________________________(the
"Optionee").
     1. Grant of Option. Pursuant to the Company's 1994 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the Plan and the terms and conditions herein set forth, the option (the "Option") to purchase from the Company all or any of the shares (the "Shares") of the class or classes of Common Stock of the Company (the "Stock") at the purchase price per Share (the "Purchase Price") indicated below:

          Number                                Purchase Price
        of Shares                Class             per Share

         _________               _____           $_____________
         _________               _____           $_____________

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     2. Expiration Date. Unless otherwise terminated as provided herein, the Option shall expire five years after the date hereof.

     3.   Time of Exercise.

     (a) The Option shall become exercisable in four equal annual cumulative installments such that the Option shall become exercisable with respect to twenty-five percent of the Shares (of each class, if Shares of both classes may be purchased hereunder) on and after each of the first, second, third and fourth anniversary dates of this Agreement. Each such installment which becomes exercisable shall remain exercisable until the Option expires as provided in this Agreement.

     (b) In the event of any merger or consolidation of the Company into another corporation, exchange of all or substantially all of the assets of the Company for the securities of another corporation, acquisition by another corporation of 80% or more of the Company's then outstanding voting stock or liquidation dissolution of the Company, the Committee (as defined in the Plan) shall either make the adjustment contemplated by paragraph 9 hereof or provide, on such terms and conditions as it deems appropriate, that at some time prior to the effective date of such event, the Option shall become exercisable as to all Shares as to which it has not theretofore been exercised, notwithstanding that the Option may not yet have become fully exercisable under subparagraph 3(a) hereof. At least ten days prior to the effective date of such merger, consolidation, exchange, acquisition, liquidation or dissolution, the Company or any successor entity shall give the Optionee notice of such event, which notice shall advise the Optionee of the Committee's determination under this subparagraph 3(b) or paragraph 9 hereof. The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with any adjustment pursuant to paragraph 9 hereof or acceleration of exercisability under this subparagraph 3(b), including, but not by way of limitation, provisions to the effect that any such adjustment or acceleration shall be conditioned on the consummation of the contemplated corporate transaction or that, in the event of such acceleration, the Option shall expire on the date of such event.

     4. Notice of Exercise. The Option may be exercised by notice to the Company, in the form attached hereto as Exhibit A or B, as appropriate, or as otherwise specified by the Company, specifying the number and class or classes of Shares as to which the Option is being exercised and accompanied by payment in full of the Purchase Price in accordance with paragraphs 1 and 5. The Optionee shall also deliver to the Company such investment representations, warranties and agreements as the Company may reasonably request to comply with federal and state securities laws, rules and regulations.

     5. Payment of Purchase Price. On exercise of the Option, the Optionee shall pay to the Company the Purchase Price of the Shares as to which the Option is exercised. The Purchase Price shall be paid in cash.

     6.   Exercise in the Event of Death.

     (a) In the event of the death of the Optionee while an employee of the Company or of a Subsidiary, the Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of termination of employment, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or, if no such person has such rights, by the Optionee's executors or administrators, at any time or from time to time within one year after the date of the Optionee's death, but in no event later than the expiration date specified in paragraph 2.

     (b) If an optionee's employment terminates for any reason other than death or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment. If an optionee's employment terminates by reason of the optionee's retirement, all right to exercise his or her option shall terminate on the date of such termination of employment unless the Committee (in its sole discretion) extends the right to exercise his or her option by no more than two years from the date of termination, or such lesser period specified in the option agreement; provided however, in no event shall an option be exercisable after the expiration date of the option.

     7. Withholding. If and to the extent authorized by the Board in its sole discretion, the Optionee may elect to have Stock or other securities of the Company withheld by the Company (or to tender previously owned Stock or other securities to the Company) to pay the amount of tax required by law, in the determination of the company, to be withheld in connection with exercise of the Option, subject to the following limitations: (i) with respect to Stock or other securities of the Company issuable to the Optionee upon exercise of the Option and which are withheld by the Company, such Stock or other securities of the Company may be used to satisfy the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or
(ii) pursuant to an irrevocable written election by the Optionee to use shares of the Stock or other securities of the Company issuable to the Optionee upon exercise of the Option to pay all or part of the withholding taxes (subject to the approval of the Board) made at least six months prior to the payment of such withholding taxes. Any shares or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. The right to so withhold or tender shares shall relate separately to any increment of the Option.

     8. Nontransferability. The Option shall not be assignable or transferable, voluntarily or involuntarily, by operation of law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void and of no effect; provided, however, that this paragraph 8 shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

     9. Adjustments. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger or consolidation, split-up, combination or exchange of shares, or any similar change affecting the Stock, then in any such event the number and kind of Shares and the Purchase Price per Share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted hereunder. Any adjustment so made shall be final and binding upon the Optionee.

     10. No Rights as Stockholder. The Optionee, as such, shall have no rights as a stockholder of the Company.

     11. No Right to Continued Employment. The Option shall not confer upon the Optionee any right with respect to continuation of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time.

     12. Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may, in the opinion of the Board, be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (a) the listing of such Shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. Without limiting the generality of the foregoing, this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     13. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and conditions thereof.

     14. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed duly given when delivered personally or deposited with the United States Postal Service, all charges and first class postage prepaid, properly addressed, if to the Company at 1000 Alfred Nobel Drive, Hercules, California, 94547, Attention: Secretary, or, if to the Optionee at the address specified below his or her signature. Either party may change such party's address by written notice hereunder to the other party.

     15. Governing Law. This Agreement shall be governed by and construed an interpreted in accordance with the laws of the State of California.

     16. Headings. The headings of paragraphs and subparagraphs are included solely for convenience of reference and are not part of this Agreement.

     17. Severability of Provisions. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes any prior written or oral agreements between them, concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

     19. Successors. The Option shall not be transferred except as specifically provided herein. The Company's rights and obligations hereunder may be assigned or transferred by it to and shall be binding upon and inure to the benefit of any successor of the Company, but such assignment or transfer shall not relieve the Company of any of its obligations hereunder. The term "successor" means only any corporation which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of the Company.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be complete in itself and shall be deemed an original, and all of which together shall constitute one and the same instrument. Each such counterpart may be introduced in evidence and used for any other purpose without the production of any other counterpart.

     IN WITNESS WHEREOF, Bio-Rad Laboratories, Inc. has caused this Agreement to be duly executed by its President or a Vice
President and the Optionee has duly executed this Agreement, both as of the date first above written.

               BIO-RAD LABORATORIES, INC.


               By:_______________________
               Secretary

______________________________
          Optionee

Address:_____________________
_____________________________
_____________________________

                             ANNEX C

                NOTICE OF EXERCISE BY OPTIONEE OF
                    NONQUALIFIED STOCK OPTION
           GRANTED UNDER THE 1994 STOCK OPTION PLAN OF
                    BIO-RAD LABORATORIES, INC.

Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California 94547

Ladies and Gentlemen:

     Pursuant to the Nonqualified Stock Option Agreement dated ___________________, 19____, between you and me, granting to me an option to purchase up to an aggregate of _______________ shares of your Class A Common Stock and ____________ shares of your Class B Common Stock on the terms and conditions and at the times set forth therein and at a price of $__________ and $__________ per share (the "Purchase Price"), respectively, subject to the next paragraph, I hereby exercise such option with respect to __________ shares of your Class A Common Stock and __________ shares of your Class B Common Stock and enclose my check for $_____________ in payment in full of the aggregate Purchase Price of all of the shares with respect to which such option is being exercised. Such aggregate Purchase Price was calculated by multiplying such Purchase Price per share times the number of shares with respect to which such option is being exercised hereby. I have carefully reviewed and hereby reaffirm all my representations, warranties and agreements contained in such Agreement as if made on and as of the date hereof. Please advise me whether any registration or qualification of the shares being purchased pursuant to this exercise under any federal or state law and the rules and regulations of governmental authorities thereunder will be required. I agree to cooperate with you and take such actions as you may advise me are reasonably necessary to facilitate and effect such registration or qualification, if required, or to meet the requirements of any exemption therefrom. When any such registration or qualification, or exemption therefrom, which may be required has been completed, or met, please forward to me a certificate representing the shares being purchased pursuant to this option exercise registered in my name and deliver such certificate to my address as follows:

                    _____________________________________
                    _____________________________________
                    _____________________________________.

Very truly yours,
________________________
     [Signature]

DATED: _________________, 19___

________________________
[Typed or Printed Name]
_________________________
[Social Security Number]

                             ANNEX D

                NOTICE OF EXERCISE BY OPTIONEE OF
                      INCENTIVE STOCK OPTION
           GRANTED UNDER THE 1994 STOCK OPTION PLAN OF
                    BIO-RAD LABORATORIES, INC.

Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California 94547

Ladies and Gentlemen:

Pursuant to the Incentive Stock Option Agreement dated ____________________, 19 _____ , between you and me, granting me an option to purchase up to an aggregate of _____ shares of your Class A Common Stock and _____ shares of your Class B Common Stock on the terms and conditions and at the times set forth therein and at a price of $ ____ and $ _____ per share (the "Purchase Price"), respectively, subject to the next paragraph, I hereby exercise such option with respect to shares of your Class A Common Stock and _____ shares of your Class B Common Stock and enclose my check for $_____ in payment in full of the aggregate Purchase Price of all of the shares with respect to which such option is being exercised. Such aggregate Purchase Price was calculated by multiplying such Purchase Price per share times the number of shares with respect to which such option is being exercised hereby.I have carefully reviewed and hereby reaffirm all my representations, warranties and agreements contained in such Agreement as if made on and as of the date hereof. Please advise me whether any registration or qualification of the shares being purchased pursuant to this exercise under any federal or state law and the rules and regulations of governmental authorities thereunder will be required. I agree to cooperate with you and take such actions as you may advise me are reasonably necessary to facilitate and effect such registration or qualification, if required, or to meet the requirements of any exemption therefrom.When any such registration or qualification, or exemption therefrom, which may be required has been completed or met, please forward to me a certificate representing the shares being purchased pursuant to this option exercise registered in my name and deliver such certificate to my address as follows:


                    _____________________________________
                    _____________________________________
                    _____________________________________.

Very truly yours,
________________________
     [Signature]

DATED: _________________, 19___

________________________
[Typed or Printed Name]
_________________________
[Social Security Number]